SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

Lincoln National Corporation	Lincoln National Capital VI

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Indiana	Delaware

(State of incorporation or organization)	(State of incorporation or organization)

35-1140070	To Be Applied For

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Lincoln National Corporation
Centre Square West Tower
1500 Market St., Suite 3900
Philadelphia, Pennsylvania

(Address of principal executive offices)

19102-2112

(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file numbers to which this form relates: 333-84728 and 333-84728-04

Securities to be registered pursuant to
Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each class
to be so registered	is to be registered

6.75% Trust Preferred Securities, Series F to be issued by Lincoln National Capital VI (and the Guarantee by Lincoln National Corporation with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to
Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The title of the class of securities to be registered hereunder is “6.75% Trust Preferred Securities, Series F” (the “Series F Trust Preferred Securities”). The Series F Trust Preferred Securities will be issued by Lincoln National Capital VI and guaranteed by Lincoln National Corporation (“Lincoln”) to the extent set forth in the form of guarantee (the “Guarantee”) and certain other documents of Lincoln. A description of the Series F Trust Preferred Securities is set forth in the Registration Statement on Form S-3 (File No. 333-84728) initially filed with the Securities and Exchange Commission on March 21, 2002 and declared effective by the Commission on April 29, 2002 (the “2002 Registration Statement”) under the captions “Description of Trust Preferred Securities,” “Description of Guarantees,” “Description of Junior Subordinated Debt Securities,” “Book-Entry Issuance” and “Relationship Among the Trust Preferred Securities, the Corresponding Subordinated Debt Securities and the Guarantees” and in the Prospectus Supplement relating thereto dated September 4, 2003 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 under the captions “Certain Terms of the Preferred Securities” and “Certain Terms of the Subordinated Debentures,” which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2. Exhibits.

1.01	The 2002 Registration Statement on Form S-3 (File No. 333-84728), declared effective by the Commission on April 29, 2002, as supplemented by the Prospectus Supplement thereto dated September 4, 2003 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 is incorporated herein by reference.

4.01	Certificate of Trust of Lincoln National Capital VI (incorporated herein by reference to Exhibit 4(y) to the Registration Statement on Form S-3/A (File No. 333-49201) filed with the Commission on April 23, 1998 (the “1998 Registration Statement”)).

4.02	Trust Agreement of Lincoln National Capital VI, dated as of April 20, 1998, among Lincoln, as Depositor, and Bank One Trust Company, National Association (successor to The First National Bank of Chicago), Bank One Delaware, Inc. (successor to First Chicago Delaware, Inc.), and certain individual trustee, as trustees (incorporated herein by reference to Exhibit 4(z) to the 1998 Registration Statement filed with the Commission on April 23, 1998).

4.03	Form of Amended and Restated Trust Agreement, between Lincoln, as Depositor, and Bank One Trust Company, National Association (successor to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc, as Delaware Trustee, and certain Administrative Trustees (incorporated herein by reference to Exhibit 4(dd) to the 1998 Registration Statement filed with the Commission on April 23, 1998).

4.04	Form of Guarantee Agreement, between Lincoln, as Guarantor, and Bank One Trust Company, National Association (successor to The First National Bank of Chicago), as Guarantee Trustee (incorporated herein by reference to Exhibit 4(ii) to the 1998 Registration Statement filed with the Commission on April 23, 1998).

4.05	Junior Subordinated Indenture dated as of May 1, 1996 between Lincoln and Bank One Trust Company, National Association (incorporated herein by reference to Exhibit 4(j) of the Company’s Form 10-K for the year ended December 31, 1996 (File No. 1-6028), filed with the Commission on March 13, 1997).

5.01	Form of Preferred Security Certificate of 6.75% Trust Preferred Security (incorporated herein by reference to Exhibit D to Exhibit 4.03 above).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	September 5, 2003	LINCOLN NATIONAL CAPITAL VI

		By:	Lincoln National Corporation, as Depositor

		By:	/s/ James E. Cruickshank

Name: James E. Cruickshank Title: Second Vice President and Assistant Treasurer

LINCOLN NATIONAL CORPORATION

		By:	/s/ James E. Cruickshank

Name: James E. Cruickshank Title: Second Vice President and Assistant Treasurer